Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-208507

Product prospectus supplement no. UBS-TPAOS-2 To the Prospectus dated January 8, 2016 and the Prospectus Supplement dated January 8, 2016 Senior Global Medium-Term Notes, Series G
Royal Bank of Canada
Trigger Phoenix Autocallable Optimization Securities Linked to Common Stock or Exchange Traded Fund Shares
•	Royal Bank of Canada may offer and sell from time to time Trigger Phoenix Autocallable Optimization Securities linked to the common equity securities of an issuer, including American depositary shares (“ADSs,” and when reference is made to an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs) or shares of an exchange traded fund (an “ETF,” and each such common equity security or ETF is referred to as an “underlying equity”). We refer to these securities as the “Securities.”
•	The prospectus dated January 8, 2016, the prospectus supplement dated January 8, 2016 and this product prospectus supplement describe the terms that will apply generally to the Securities. A separate free writing prospectus or pricing supplement, as the case may be, will describe the terms that apply specifically to the Securities, including any changes to the terms specified below. We refer to such free writing prospectuses and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described in this product prospectus supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The Securities are senior unsecured debt obligations of Royal Bank of Canada.
•	We will pay a contingent coupon during the term of the Securities, periodically in arrears on each Coupon Payment Date, if the closing price of the underlying equity is equal to or greater than the applicable coupon barrier on the applicable Observation Date (including the final Observation Date). However, if the closing price of the underlying equity is less than the coupon barrier on the applicable Observation Date, we will not pay you the contingent coupon applicable to that Observation Date.
•	The Securities will be automatically called if the closing price of one share of the underlying equity on any Observation Date is equal to or greater than the Starting Price. In this case, you will receive a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the applicable Call Settlement Date under the contingent coupon feature.
•	The Securities do not guarantee any return of principal at maturity. If the Securities have not been called, and the underlying equity closes below the applicable Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of the principal amount for every 1% (or a fraction thereof) decrease in the price per share of the underlying equity below the Starting Price. In this case, the payment you will receive at maturity will be less than the principal amount of your Securities and may be zero.
•	Subject to our creditworthiness, if you hold the Securities to maturity, and the price of the underlying equity is above or equal to the Trigger Price on the final Observation Date, we will pay you an amount in cash equal to the principal amount of your Securities.
•	For important information about the tax consequences of an investment in the Securities, see “Supplemental Discussion of U.S. Federal Income Tax Consequences” and “Supplemental Discussion of Canadian Federal Income Tax Consequences” below.
•	The Securities will be offered in minimum denominations that will be set forth in the relevant terms supplement.
•	Investing in the Securities is not equivalent to investing in the underlying equity, or any of the equity securities included in any ETF.
•	The Securities will not be listed on any securities exchange.
Your investment in the Securities involves certain risks.  The Securities differ from ordinary debt securities in that the repayment of principal is not guaranteed. If the Securities are not called on any Observation Date, you may lose some or all of your investment. Specifically, if the Securities are not called and the Ending Price is less than the Trigger Price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.  See “Risk Factors” beginning on page PS-5 to read about investment risks relating to the Securities.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the Securities or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement.  Any representation to the contrary is a criminal offense.
We may use this product prospectus supplement in the initial sale of a Security.  In addition, RBC Capital Markets LLC or RBCCM, or one of our other affiliates may use this product prospectus supplement in a market-making transaction in a Security after its initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.
The Securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
UBS Financial Services, Inc.	RBC Capital Markets, LLC
Product Prospectus Supplement dated January 20, 2016

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product prospectus supplement and the accompanying prospectus supplement and prospectus with respect to the Securities offered and with respect to Royal Bank of Canada.  This product prospectus supplement, together with the relevant terms supplement, and the accompanying prospectus and prospectus supplement, contain the terms of the Securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by UBS Financial Services, Inc. or RBC Capital Markets, LLC.  The information in the relevant terms supplement, this product prospectus supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.
The Securities described in the relevant terms supplement and this product prospectus supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the Securities.  The relevant terms supplement, this product prospectus supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Securities in any circumstances in which such offer or solicitation is unlawful.
In this product prospectus supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Royal Bank of Canada, unless the context requires otherwise.

SUMMARY
The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement and the prospectus, as well as the relevant terms supplement.
Key Terms
Underlying Equity:	The underlying equity specified in the relevant terms supplement. Each underlying equity will be either an equity security or a share of an ETF.
Contingent Coupon:
We will pay you a contingent coupon during the term of the Securities, periodically in arrears on each Coupon Payment Date, under the conditions described below:
•         If the closing price of the underlying equity is equal to or greater than the coupon barrier on the applicable Observation Date, we will pay the contingent coupon applicable to such Observation Date.
•         If the closing price of the underlying equity is less than the coupon barrier on the applicable Observation Date, we will not pay you the contingent coupon applicable to such Observation Date.
Contingent coupon payments on the Securities are not guaranteed. Royal Bank of Canada will not pay you the contingent coupon for any Observation Date on which the closing price of the underlying equity is less than the coupon barrier.
The “contingent coupon” applicable to each Observation Date will be a fixed amount specified in the applicable terms supplement and will be calculated based upon a rate per annum (the “contingent coupon rate”) specified in the applicable terms supplement.

Coupon Barrier:
A specified price of the underlying equity that is below the Starting Price, as set forth in the applicable terms supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities—Anti-dilution Adjustments”).

Coupon Payment Dates:
Each Coupon Payment Date will generally be two to five business days following the applicable Observation Date. The last possible Coupon Payment Date will be the maturity date. As described under “General Terms of the Securities—Observation Dates” below, the calculation agent may postpone any Observation Date, and therefore a Coupon Payment Date, if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under “General Terms of the Securities—Market Disruption Event” below.

Call Feature:
The Securities will be called automatically if the closing price of one share of the underlying equity on any Observation Date is at or above the Starting Price.  If the Securities are called on any Observation Date, we will pay on the applicable Call Settlement Date a cash payment per security equal to your principal amount plus the contingent coupon otherwise due on that Call Settlement Date under the contingent coupon feature. Following an automatic call, no further amounts will be owed to you under the Securities.

Call Settlement Dates:
If the Securities are called on any Observation Date, the Call Settlement Date will be the Coupon Payment Date corresponding to such Observation Date. As described under “General Terms of the Securities—Observation Dates” below, the calculation agent may postpone any Observation Date, and therefore a Call Settlement Date, if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under “General Terms of the Securities—Market Disruption Events” below.

Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, if the Securities are not called, we will pay you at maturity a cash payment based on the Ending Price, calculated as described below:
•         If the Ending Price is above or equal to the Trigger Price (which, unless otherwise specified in the relevant terms supplement, will equal the coupon barrier) on the final Observation Date, we will pay you a cash payment per Security equal to the principal amount plus the contingent coupon otherwise due on the maturity date under the contingent coupon feature.
•         If the Ending Price is below the Trigger Price on the final Observation Date, we will pay you a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying equity from the Trade Date to the final Observation Date, for a return equal to: principal amount x (1 + underlying return).
The repayment of your principal amount is not guaranteed. If the value of the underlying equity decreases, you may lose some or all of your investment. Specifically, if the Securities are not called and the Ending Price is below the Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) decrease in the price per share of the underlying equity below the Starting Price. Accordingly, if the Ending Price is below the Trigger Price on the final Observation Date, you may lose up to 100% of your principal amount.

Underlying Return:	Unless otherwise specified in the relevant terms supplement:
Ending Price – Starting Price Starting Price
Starting Price:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the underlying equity on the Trade Date, or such other date as specified in the relevant terms supplement. The Starting Price may be subject to adjustment. See “General Terms of the Securities—Anti-dilution Adjustments.”

Ending Price:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the underlying equity on the final Observation Date. The Ending Price is subject to adjustment upon the occurrence of certain corporate events affecting the underlying equity. See “General Terms of the Securities—Payment at Maturity—Anti-dilution Adjustments.”

Trigger Price:
A specified price of the underlying equity that is below the Starting Price, as set forth in the applicable terms supplement. The Trigger Price may be subject to adjustment. See “General Terms of the Securities—Anti-dilution Adjustments.” Unless otherwise specified in the relevant terms supplement, the Trigger Price will equal the coupon barrier.

Observation Date(s):	One or more dates as specified in the relevant terms supplement, subject to postponement in the event of certain market disruption events.
Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 in principal amount of the Securities.
Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.
Maturity Date:
As specified in the relevant terms supplement.  If not previously called, the Securities will mature on the maturity date. The maturity date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities—Payment at Maturity.”

RISK FACTORS
An investment in the Securities is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement. The return on the Securities is linked to the performance of the applicable underlying equity. The Securities do not guarantee any return of principal at, or prior to, maturity. Investing in the Securities is not equivalent to investing directly in the applicable underlying equity.  In addition, your investment in the Securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the Securities is suitable for you.
Risks Relating to the Securities Generally
Your investment in the Securities may result in a loss.
The Securities do not guarantee any return of principal. The amount payable to you at maturity, if any, will be determined as described in this product prospectus supplement and the relevant terms supplement.  The return on the Securities at maturity will depend on whether the Securities are called on any Observation Date, or if the Securities are not called, the extent to which the Ending Price is less than the applicable Trigger Price. If the Securities are not called and the Ending Price is below the Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of the principal amount for every 1% (or a fraction thereof) decrease in the price per share of the underlying equity below the Starting Price. Accordingly, you may lose the entire principal amount of your Securities.
The Securities are subject to the credit risk of Royal Bank of Canada.
The Securities are subject to the credit risk of Royal Bank of Canada and our credit ratings and credit spreads may adversely affect the market value of the Securities.  Investors are dependent on Royal Bank of Canada’s ability to pay all amounts due on the Securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the Securities.  Payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
You may not receive any contingent coupons with respect to your Securities.
Royal Bank of Canada will not necessarily make periodic coupon payments on the Securities. If the closing price of the underlying equity on an Observation Date is less than the coupon barrier, we will not pay you the contingent coupon applicable to that Observation Date. If the closing price of the underlying equity is less than the coupon barrier on each of the Observation Dates, we will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon on the final Observation Date will coincide with a greater risk of principal loss on your Securities.  Accordingly, if we do not pay the contingent coupon on the maturity date, you will incur a loss of principal, because the Ending Price will be less than the applicable Trigger Price.
Your potential return on the Securities is limited.
The return on the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying equity. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the contingent coupon becomes payable prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date.  Since the Securities could be called as early as the first

Observation Date, the total return on the Securities could be minimal. If the Securities are not called, you will be subject to the underlying equity’s risk of decline.
If you sell your Securities prior to maturity, you may receive less than the principal amount.
If your Securities are not automatically called, you should be willing to hold your Securities until maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your principal amount, even if price of the underlying equity is at or above the Trigger Price. In addition, you will not receive the benefit of any contingent repayment of principal represented by the Trigger Price if you sell your Securities before the maturity date. The potential returns described in the relevant terms supplement assume that your Securities, which are not designed to be short-term trading instruments, are held to maturity.
The Securities may be called early and are subject to reinvestment risk.
If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be called as early as the first Observation Date after issuance, you should be prepared in the event the Securities are called early.
The contingent coupon rate will reflect in part the volatility of the underlying equity and may not be sufficient to compensate you for the risk of loss at maturity.
“Volatility” refers to the frequency and magnitude of changes in the price of the underlying equity. The greater the volatility of the applicable underlying equity, the more likely it is that the underlying equity price could close below the Trigger Price on the final Observation Date of the Securities. This risk will generally be reflected in a higher contingent coupon rate for the Securities than the interest rate payable on our conventional debt securities with a comparable term. However, while the contingent coupon rate is set on the Trade Date, the underlying equity’s volatility can change significantly over the term of the Securities, and may increase. The price of the underlying equity could fall sharply as of the final Observation Date, which could result in a significant loss of your principal.
Holders of the Securities should not expect to participate in any appreciation of the underlying equity, and your return on the Securities is expected to be limited to any contingent coupons paid on the Securities.
Despite being exposed to the risk of a decline in the price of the applicable underlying equity, you should not expect to participate in any appreciation in the price of the applicable underlying equity. Any positive return on the Securities is expected to be limited to any contingent coupons payable on the Securities. Accordingly, if the Ending Price is greater than the Starting Price, you should expect that your return on the Securities at maturity may be less than your return on a direct investment in the applicable underlying equity or on a similar security that allows you to participate in the appreciation of the price of the underlying equity. In contrast, if the Ending Price is less than the Trigger Price, we will deliver to you at maturity for each Security you own an amount less than the principal amount as of the final Observation Date and the maturity date, and in each case you may lose your entire investment.  As a result, the return on the Securities, if any, is expected to be limited to any contingent coupons paid on the Securities.
Your return on the Securities may be lower than the return on a conventional debt security of comparable maturity.
The return that you will receive on your Securities, which could be negative, may be less than the return you could earn on other investments.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Your return on the Securities will not reflect dividends on the underlying equity or the equity securities included in any ETF.
The return on the Securities will not reflect the return you would realize if you actually owned the underlying equity or the equity securities included in any applicable ETF and received the dividends paid on those equity securities. The Ending Price of the underlying equity and the determination of the amount to be paid at maturity will not take into consideration the value of those dividends.
Owning the Securities is not the same as owning the underlying equity.
The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, the underlying equity may appreciate substantially during the term of the Securities, and you will not fully participate in that appreciation, because your positive return on the Securities, if any, is limited to the contingent coupon. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity:
•	the return on a direct investment in the underlying equity would depend primarily upon the relative appreciation or depreciation of the underlying equity during the term of the Securities, and not on whether the closing price of the underlying equity is equal to or greater than the Starting Price or the coupon barrier on any Observation Date or is less than the Trigger Price on the final Observation Date;
•	in the case of a direct investment in the underlying equity, the return could include substantial dividend payments or other distributions, which you will not receive as an investor in the Securities;
•	in the case of a direct investment in the underlying equity, the return could include rights, such as voting rights, that you will not have as an investor in the Securities; and
•	a direct investment in the underlying equity is likely to have tax consequences that are different from an investment in the Securities.
If the price of the shares of the underlying equity changes, the market value of your Securities may not change in the same manner.
Owning the Securities is not the same as owning shares of the underlying equity. Accordingly, changes in the price of the underlying equity may not result in a comparable change of the market value of the Securities. If the closing price of one share of the underlying equity on any trading day increases above the Starting Price or the coupon barrier, the value of the Securities may not increase in a comparable manner, if at all. It is possible for the price of the shares of the underlying equity to increase while the value of the Securities declines.
The determination of the payments on the Securities, and whether they are subject to an automatic call, does not take into account all developments in the price of the underlying equity.
Changes in the price of the underlying equity during the periods between each Observation Date may not be reflected in the determination as to whether the contingent coupon is payable to you on any Coupon Payment Date or whether the Securities are subject to an automatic call, or the calculation of the amount payable, if any, at maturity of the Securities. The calculation agent will determine whether (i) the contingent coupon is payable to you on any Coupon Payment Date or (ii) the Securities are subject to an automatic call by observing only the closing price of the underlying equity on each applicable Observation Date. The calculation agent will calculate the payment at maturity by comparing only the closing price of the underlying equity on the final Observation Date relative to the closing price of the underlying equity on the Trade Date (as the same may be adjusted upon the occurrence of certain adjustment events described in “General Terms of the Securities—Anti-dilution Adjustments”). No other prices or values will be taken into account. As a result, you may lose some or all of your principal amount even if the price of the underlying equity has risen at certain times during the term of the Securities before falling to a closing price below the Trigger Price on the final Observation Date.

No assurance that the investment view implicit in the Securities will be successful.
It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the price of the underlying equity will close above the coupon barrier or the Starting Price on any Observation Date, or, if not called, that the Ending Price will not fall below the Trigger Price on the final Observation Date. The closing price of the underlying equity on each Observation Date will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity or, if the underlying equity is an ETF, the equity securities included in that ETF. You should be willing to accept the risk of losing some or all of your investment.
In some circumstances, the payment you receive on the Securities may be based on the Securities issued by another issuer and not on the underlying equity.
Following certain corporate events relating to the respective issuer of the underlying equity where that issuer is not the surviving entity, the determination as to whether the contingent coupon is payable to you on any Coupon Payment Date or whether the Securities are subject to an automatic call, or the amount you receive at maturity, may be based on the common stock of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the applicable underlying equity in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. If the issuer of any underlying equity becomes subject to a Reorganization Event (as defined below) and the relevant Distribution Property (as defined below) consists solely of cash, these determinations may be based on a security issued by another issuer or a share of another ETF (as applicable). The occurrence of these events and the consequent adjustments, may materially and adversely affect the value of the Securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting Distribution Property in the section of this product prospectus supplement called “General Terms of the Securities—Anti-dilution Adjustments—Reorganization Events.” The calculation agent will make any such adjustments in order to achieve an equitable result.
If the underlying equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the underlying ADS stock and the ADS depositary is terminated for any reason, the determination as to the payments on the Securities, will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product prospectus supplement called “General Terms of Securities—Delisting of ADSs or Termination of ADS Facility.”
If an underlying equity or an ETF that is serving as the underlying equity is discontinued, delisted or trading of such underlying equity on its primary exchange is suspended, the determination as to the payments on the Securities may be based on a security issued by another issuer or a share of another ETF (as applicable) and not the underlying equity. Such discontinuance, delisting or suspension of trading of the underlying equity and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading of the underlying equity and the consequent adjustments in the sections of this product prospectus supplement called “General Terms of the Securities—Anti-dilution Adjustments—Reorganization Events.”
In any of these situations, any payment on the Securities will be subject to our ability to pay our obligations when due.
The Securities are not designed to be short-term trading instruments.
The price at which you will be able to sell your Securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the Securities, even in cases where the closing price of one share of the underlying equity has appreciated since the Trade Date.  In addition, you will not receive the benefit of any contingent repayment of principal represented by the Trigger Price if you sell your Securities before the maturity date. The potential returns described in the relevant terms supplement assume that your Securities, which are not designed to be short-term trading instruments, are held to maturity.
You must rely on your own evaluation of the merits of an investment linked to the underlying equity.
In the ordinary course of their business, our affiliates may have expressed views on expected movement in any underlying equity, or the equity securities included in any ETF, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any underlying equity may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the applicable underlying equity from multiple sources, and you should not rely solely on views expressed by our affiliates.
Your anti-dilution protection is limited.
The calculation agent will make adjustments to the Starting Price, the coupon barrier and the Trigger Price for certain events affecting the shares of the underlying equity. See “General Terms of the Securities—Anti-dilution Adjustments.”  The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, such as an offering of common shares for cash, the value of the Securities may be materially and adversely affected.  In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product prospectus supplement or the applicable terms supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities—Anti-dilution Adjustments” for a description of the items that the calculation agent is responsible for determining.
Risks Relating to Liquidity and Secondary Market Issues
Secondary trading in the Securities may be limited.
Unless otherwise specified in the relevant terms supplement, the Securities will not be listed on a securities exchange.  There may be little or no secondary market for the Securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.
RBC Capital Markets, LLC, or RBCCM, may act as a market maker for the Securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the Securities, the price at which you may be able to trade the Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.  If at any time RBCCM or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the Securities.  We expect that transaction costs in any secondary market would be high. As a result, the difference between the bid and asked prices for the Securities in any secondary market could be substantial. If you sell the Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.
The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates is likely to adversely affect the value of the Securities prior to maturity.
While the payment at maturity, if any, will be based on the principal amount of your Securities, the original issue price of the Securities includes each agent’s commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates.  Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM may be willing to purchase Securities from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by RBCCM, as a result of such compensation or other transaction costs.
Prior to maturity, the value of the Securities will be influenced by many unpredictable factors.
Many economic and market factors will influence the value of the Securities.  We expect that, generally, the closing price of one share of the underlying equity on any day will affect the value of the Securities more than any other single factor.  However, you should not expect the value of the Securities in the secondary market to vary in proportion to changes in the closing price of one share of the underlying equity.  The value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:
•	the market price of the shares of the underlying equity;
•	whether the market price of the underlying equity is below the coupon barrier or the Trigger Price;
•	the expected volatility of the underlying equity;
•	the time to maturity of the Securities;
•	the dividend rate on the underlying equity or on the equity securities held by the underlying equity (if the underlying equity is an ETF);
•	interest and yield rates in the market generally, as well as in the markets of the equity securities held by the underlying equity (if the underlying equity is an ETF);
•	the occurrence of certain events relating to the underlying equity that may or may not require an adjustment to the Starting Price, the coupon barrier and the Trigger Price;
•	economic, financial, political, regulatory or judicial events that affect the underlying equity or the equity securities held by the underlying equity (if the underlying equity is an ETF) or stock markets generally, and which may affect the closing price of shares of the underlying equity on any Observation Date;
•	if the applicable underlying equity is an ETF that invests in securities that are traded in non-U.S. markets, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities held by the underlying equity are traded, and, if the net asset value of the underlying equity is calculated in one currency and the equity securities held by the underlying equity are traded in another currency or currencies, the correlation between those rates and the market price of the underlying equity; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
Some or all of these factors will influence the price you will receive if you choose to sell your Securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your Securities at a substantial discount from the principal amount if the market price of the underlying equity is at, below or not sufficiently above the Starting Price, the coupon barrier or the Trigger Price.

Risks Relating to the Underlying Equity
The issuer of the underlying equity will not have any role or responsibilities with respect to the Securities.
The issuer of the underlying equity will not have authorized or approved the Securities, and will not be involved in any offering. The issuer of the underlying equity will not have any financial or legal obligation with respect to the Securities or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the underlying equity or the Securities. The issuer of the underlying equity will not receive any of the proceeds from any offering of the Securities. No issuer of an underlying equity will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the Securities.
We and our affiliates have no affiliation with the issuer of any underlying equity and are not responsible for its public disclosure of information or that of any other company.
Unless otherwise specified in the applicable terms supplement, we and our affiliates are not affiliated with any respective underlying equity issuer in any way and have no ability to control or predict its actions, including any corporate actions of the type that would require the calculation agent to adjust the determinations of the payments on the Securities, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the underlying equity issuer, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that underlying equity. The underlying equity issuer will not be involved in the offering of the Securities in any way and has no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or the payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.
The Securities are unsecured debt obligations of Royal Bank of Canada only and are not obligations of the underlying equity issuer or any other third party. No portion of the issue price you pay for the Securities will be paid to the underlying equity issuer or any other third party.
Unless otherwise specified in the applicable terms supplement, we will have derived the information about the respective underlying equity issuer and the underlying equity from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying equity issuer or the underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.
This product prospectus supplement and each terms supplement relates only to the Securities and does not relate to the underlying equity or an underlying equity issuer.
The issuer of the underlying equity—and thus the underlying equity—is subject to various market risks.
The issuer of the underlying equity, is subject to various market risks or, if the underlying equity is an ETF, each company whose securities constitute the ETF or each futures contract or commodity that constitutes the securities of the ETF, are subject to various market risks. Consequently, the prices of the underlying equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates or, if the underlying equity is an ETF, the respective markets in which the assets held by such ETF trade. Market forces outside of our control could cause the contingent coupon not to be paid or could cause the price of the underlying equity to be below the Trigger Price on the final Observation Date. The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the underlying equity issuer, such as equity or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general securities and commodity market volatility and levels, interest rates and economic and political conditions. The applicable terms supplement will provide a brief description of the underlying equity issuer and the underlying equity to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.
The historical performance of the underlying equity should not be taken as an indication of its future performance.
The price of the underlying equity will determine the amount to be paid on the Securities at maturity. The historical performance of the underlying equity does not give an indication of its future performance.  As a result, it is impossible to predict whether the price of the underlying equity will rise or fall during the term of the Securities.  The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors.  The value of the underlying equity may decrease such that you may not receive any return of your investment or any contingent coupon payments. There can be no assurance that the price of the underlying equity will not decrease so that at maturity you will not lose some or all of your investment.
For Securities linked to a foreign underlying equity, an investment in the Securities is subject to risks associated with non-U.S. securities markets.
The underlying equity, or shares held by an ETF to which the Securities are linked, may have been issued by one or more non-U.S. companies.  An investment in Securities linked to the value of non-U.S. equity securities involves particular risks.  Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets.  Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets.  Also, there is generally less publicly available information in the United States about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country.  These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region.  Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.
Fluctuations relating to exchange rates may affect the value of your investment.
Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents the underlying common shares that are quoted and traded in a foreign currency and that may trade differently from the ADS, (2) the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency, or (3) the underlying equity is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity by a security issued by a non-U.S. company may occur following certain corporate events affecting the underlying equity (as described under “General Terms of the Securities—Anti-dilution Adjustments—Reorganization Events”) or in the event of delisting or termination of the underlying equity that is an ADS (as described under “General Terms of the Securities—Delisting of ADSs or Termination of ADS Facility”).

If the underlying equity is an ETF that invests in securities, futures contracts or commodities that are traded on non-U.S. markets, the market price of such underlying assets generally will reflect the U.S. dollar value of those assets. Therefore, holders of Securities based upon one or more ETFs that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such assets trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each non-U.S. asset in the relevant ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the non-U.S. securities, futures contracts or commodities in which an ETF invests will be adversely affected and the value of the Securities may decrease.
In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. However, fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the Securities. In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of the Securities.
We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.
Risks Relating to Underlying Equities that Are ADSs
The value of the underlying equity may not accurately track the value of the underlying ADS stock represented by such ADS.
If the underlying equity is an ADS, each share of the underlying equity will represent shares of the relevant company (an “underlying company”). The trading patterns of the ADSs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADSs may not completely track the value of those shares.  Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the underlying common shares.
Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of the underlying equity.
Holders of the underlying company’s ADSs may usually surrender the ADSs in order to receive and trade the underlying common shares. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the underlying equity to more closely correspond with the values of the common shares in the applicable non-U.S. markets.  As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADSs.

Additional Risks Relating to Exchange Traded Fund Underlying Equities
Changes that affect an underlying index will affect the market value of the Securities and the payments on the Securities.
The policies of the applicable index sponsor concerning the calculation of the applicable index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amounts payable on the Securities at maturity, and the market value of the Securities prior to maturity.  The amounts payable on the Securities and their market value could also be affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the Securities.
We have no affiliation with any index sponsor and will not be responsible for any actions taken by an index sponsor.
Unless otherwise specified in the relevant terms supplement, no index sponsor is an affiliate of ours or will be involved in any offerings of the Securities in any way.  Consequently, we have no control of the actions of any index sponsor, including any actions of the type that might impact the value of the Securities.  No index sponsor has any obligation of any sort with respect to the Securities.  Thus, no index sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the Securities.  None of our proceeds from any issuance of the Securities will be delivered to any index sponsor.
There are liquidity and management risks associated with an ETF.
Although shares of an ETF that is an underlying equity will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the underlying equity or that there will be liquidity in that trading market.
An ETF is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.
We cannot control actions by the investment adviser which may adjust the ETF in a way that could adversely affect the payments on the Securities and their market value, and the investment adviser has no obligation to consider your interests.
The policies of the applicable investment adviser concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities or other investments held by the ETF and the manner in which changes affecting the underlying index are reflected in the ETF could affect the market price per share of the underlying equity and, therefore, the amounts payable on the Securities and their market value.  The amounts payable on the Securities and their market value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the value of your Securities.  If events such as these occur or if the closing price of the underlying equity is not available on any Observation Date, the calculation agent may determine the closing price per share of the underlying equity on such Observation Date in a manner the calculation agent considers appropriate, in its sole discretion.
The performance of the underlying equity and the performance of the underlying index may vary.
The performance of the underlying equity and that of its underlying index (or other underlying asset) generally will vary due to transaction costs, certain corporate actions and timing variances.  If the underlying equity maintains a “representative sampling” strategy as to an underlying index, the performance of the underlying equity will differ to some degree from that of the underlying index.

In addition, because the shares of the underlying equity are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the underlying equity may differ from its net asset value per share; shares of the underlying equity may trade at, above, or below their net asset value per share.
For the foregoing reasons, the performance of the underlying equity may not match the performance of the underlying index (or other underlying asset) over the same period.  Because of this variance, the return on the Securities, to the extent dependent on the return of the underlying asset may not be the same as an investment directly in the securities or other investments included in the underlying asset or the same as a debt security with a payment at maturity linked to the performance of the underlying asset.
Time zone differences between the cities where the underlying asset and the underlying equity trade may create discrepancies in trading levels.
As a result of the time zone difference, if applicable, between the cities where the securities or commodities comprising the underlying asset trade and where the shares of the underlying equity trade, there may be discrepancies between the values of the underlying asset and the market value of the Securities.  In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of the underlying asset remaining unchanged for multiple trading days in the city where the shares of the underlying equity trade.  Conversely, there may be periods in which the applicable foreign securities or commodities markets are open, but the securities market on which the underlying equity trades is closed.
Risks Relating to Hedging Activities and Conflicts of Interest
We or our affiliates may have adverse economic interests to the holders of the Securities.
RBCCM and other affiliates of ours may trade the shares of the underlying equity and the equity securities that may be held by an underlying equity issuer that is an ETF, and other financial instruments related to the underlying equity on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the underlying equity or any equity securities held by an underlying equity issuer that is an ETF.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the Securities. Any of these trading activities could potentially affect the performance of the underlying equity and, accordingly, could affect the value of the Securities, and the amounts, if any, payable on the Securities.
We or our affiliates may currently or from time to time engage in business with the issuer of the underlying equity or issuers of securities held by an underlying equity issuer that is an ETF, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about these companies, and we will not disclose any such information to you. We do not make any representation or warranty to any purchaser of a Security with respect to any matters whatsoever relating to our business with the issuer of any underlying equity or future price movements of any underlying equity or any equity securities that may be held by an ETF.
Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the shares of the underlying equity or the price of the equity securities or other assets held by an underlying equity issuer that is an ETF.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the Securities.
We may hedge our obligations under the Securities through certain affiliates, who would expect to make a profit on such hedge.  We or our affiliates may adjust these hedges by, among other things,

purchasing or selling those assets at any time, including around the time of each Observation Date, which could have an impact on the return of your Securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.
We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the non-U.S. equity securities or other assets held by an underlying equity issuer that is an ETF are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the net asset value of that underlying equity, could affect the closing prices of that underlying equity and, accordingly, if the Securities are linked to that underlying equity, the value of the Securities.
In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of the Securities with respect to any matters whatsoever relating to future currency exchange rate movements and, if the Securities are linked to an underlying equity that is an ETF which invests in non-U.S. securities or other assets, any prospective purchaser of the Securities should undertake an independent investigation of the currencies in which the assets held by that underlying equity are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the Securities.
The calculation agent will have significant discretion with respect to the Securities, which may be exercised in a manner that is adverse to your interests.
Our wholly-owned subsidiary, RBCCM, will act as the calculation agent. The calculation agent will determine, among other things, the closing price of one share of the underlying equity on each Observation Date; anti-dilution adjustments, if any; whether the Securities are subject to an automatic call; the Ending Price; the coupon barrier; the underlying return; and the amount, if any, that we will pay to you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, and may also make certain adjustments to an underlying equity issuer that is an ETF, for example, if that ETF is delisted, or if material changes are made to is underlying index. The calculation agent may exercise its discretion in a manner which reduces your return on the Securities. Since these determinations by the calculation agent will affect the payments on the Securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. Since these determinations by the calculation agent will affect the payments on the Securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.
Market disruptions may adversely affect your return.
The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of the underlying equity on any Observation Date or calculating the underlying return and the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the Securities, it is possible that one or more of the Observation Dates and the maturity date will be postponed, and your return will be adversely affected. See “General Terms of the Securities—Market Disruption Events.”
Non-U.S. investors may be subject to certain additional risks.
This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the Securities. In the event you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” in this product prospectus supplement and the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus. If you are not a Non-resident Holder (as defined in the section titled “Tax Consequences—Canadian Taxation” in the accompanying prospectus) or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that may be due under the Securities.
Significant aspects of the income tax treatment of an investment in the Securities may be uncertain.
The tax treatment of an investment in the Securities is uncertain.  We do not plan to request a ruling from the Internal Revenue Service or the Canada Revenue Agency regarding the tax treatment of an investment in the Securities, and the Internal Revenue Service, the Canada Revenue Agency or a court may not agree with the tax treatment described in this product prospectus supplement.
If the underlying equity is an ETF, while the matter is not entirely clear, unless otherwise specified in the applicable terms supplement, there exists a substantial risk that an investment in a security is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Internal Revenue Code applies.  If Section 1260 of the Internal Revenue Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a security will be recharacterized as ordinary income and certain interest charges may apply.  See the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences—Supplemental U.S. Tax Considerations—Potential Application of Section 1260 of the Internal Revenue Code.”
The Internal Revenue Service has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis irrespective of any contingent coupons. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the sections entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.
A 30% U.S. federal withholding tax will be withheld on contingent coupons paid to non-U.S. holders.

While the U.S. federal income tax treatment of the Securities (including proper characterization of the contingent coupons for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent coupons paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

USE OF PROCEEDS AND HEDGING
Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Securities.  The original issue price of the Securities includes each Agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the Securities and the estimated cost of hedging our obligations under the Securities.
Unless otherwise specified in the relevant terms supplement, the original issue price of the Securities will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the Securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.
In anticipation of the sale of the Securities, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the Agents or their affiliates, involving purchases of shares of the underlying equity, the equity securities or other assets held by the underlying equity or included in the applicable ETF and/or listed and/or over-the-counter derivative instruments linked to any of those securities prior to or on the Trade Date.  From time to time, including around the time of each Observation Date and the maturity date, we, the Agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the Agents, and our respective affiliates may:
•	acquire or dispose of investments relating to the underlying equity;
•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the underlying equity; or
•	any combination of the above two.
We, RBCCM, and our respective affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those similar securities.
We, RBCCM, and our respective affiliates may close out our or their hedges on or before any Observation Date.  That step may involve sales or purchases of the underlying equity or components of the ETF or over-the-counter derivative instruments linked to the underlying equity.

GENERAL TERMS OF THE SECURITIES
The following description of the terms of the Securities supplements the description of the general terms of the debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply specifically to the Securities, including any changes to the terms specified below.  Capitalized terms used but not defined in this product prospectus supplement have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement.
General
The Trigger Phoenix Autocallable Optimization Securities are senior unsecured obligations of Royal Bank of Canada that are linked to either the common equity securities of an issuer, including an ADS, or shares of an ETF. We refer to the common stock represented by an ADS as the “underlying ADS stock.” The Securities are a series of debt securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The Securities will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as it may be amended or supplemented from time to time, between Royal Bank of Canada and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee.
The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.
The Securities are our unsecured and unsubordinated debt obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.
The Securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  We refer to a Security in the minimum denomination of the Securities as “one Security.” The Securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC” in the prospectus.
The specific terms of the Securities will be described in the relevant terms supplement accompanying this product prospectus supplement.  The terms described in that document supplement those described in this product prospectus supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product prospectus supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.
The Coupon Payment Dates and the maturity date for the Securities will be set forth in the relevant terms supplement. If a scheduled Coupon Payment Date or the maturity date is not a business day, then such date will be postponed to the next succeeding business day following the scheduled Coupon Payment Date or maturity date.
Contingent Coupon
The Securities will pay a contingent coupon during the term of the Securities, periodically in arrears on each Coupon Payment Date if the closing price of the underlying equity is equal to or greater than the coupon barrier on the applicable Observation Date.  However, if the closing price of the underlying equity is less than the coupon barrier on the applicable Observation Date, we will not pay you the contingent coupon applicable to that Observation Date.

Each Contingent Coupon will be paid to the holders of record of the Securities at the close of business on the date that is one business day prior to that Contingent Coupon Payment Date whether or not such business day is a business day, unless otherwise specified in the relevant terms supplement.
Contingent coupon payments on the Securities are not guaranteed. We will not pay you the contingent coupon for any Observation Date on which the closing price of the underlying equity is less than the coupon barrier.
Payment Upon Automatic Call
The Securities will be automatically called if the closing price of one share of the underlying equity on any Observation Date is equal to or greater than the Starting Price.  In this case, we will pay you a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the applicable Call Settlement Date under the contingent coupon feature. Following an automatic call, no further amounts will be owed to you under the Securities.
Payment at Maturity
Unless otherwise specified in the relevant terms supplement, if the Securities are not called, we will pay you at maturity a cash payment per $10.00 principal amount of the Securities based on the Ending Price, calculated as described below:
•	If the Ending Price is above or equal to the Trigger Price (which unless otherwise specified in the relevant terms supplement will equal the coupon barrier) on the final Observation Date, we will pay you a cash payment per Security equal to the principal amount plus the contingent coupon otherwise due on the maturity date under the contingent coupon feature.
•	If the Ending Price is below the Trigger Price on the final Observation Date, we will pay you a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying equity from the Trade Date to the final Observation Date, for a return equal to: principal amount x (1 + underlying return).
The repayment of your principal amount is not guaranteed. If the value of the underlying equity decreases, you may lose some or all of your investment. Specifically, if the Securities are not called and the Ending Price is below the Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) decrease in the price per share of the underlying equity below the Starting Price. Accordingly, if the Ending Price is below the Trigger Price on the final Observation Date, you may lose up to 100% of your principal amount.
Investing in the Securities involves significant risks.  The Securities differ from ordinary debt securities in that they do not guarantee the repayment of your principal.  If the Securities are not called on any Observation Date, you may lose some or all of your investment.  Specifically, if the Securities are not called and the underlying equity closes below the applicable Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying equity return is less than zero. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire principal.
Terms Applicable to the Securities Generally
The “contingent coupon” is a fixed amount specified in the applicable terms supplement which is applicable to each Observation Date and calculated based upon a rate per annum (the “contingent coupon rate”) specified in the applicable terms supplement.
The “coupon barrier” is a specified price of the underlying equity that is below the Starting Price as set forth in the applicable terms supplement.

The “Trade Date” is the day on which we price the Securities for initial sale to the public and will be specified in the relevant terms supplement.
The “Settlement Date” is the day on which we issue the Securities for initial delivery to investors and will be specified in the relevant terms supplement.
Unless otherwise set forth in the applicable terms supplement, the closing price for any underlying equity on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlying equity, on a per-share or other unit basis:
•	on the principal national securities exchange on which that underlying equity is listed for trading on that day, or
•	if that underlying equity is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that underlying equity.
If that underlying equity is not listed or traded as described above, then the closing price for that underlying equity on any day will be the average, as determined by the calculation agent, of the bid prices for the underlying equity obtained from as many dealers in that underlying equity selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.
Unless otherwise specified in the relevant terms supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the NYSE MKT, The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.
Unless otherwise specified in the relevant terms supplement, the “underlying return,” as calculated by the calculation agent, is the percentage change in the closing price of one share of the underlying equity calculated by comparing the Ending Price to the Starting Price. The relevant terms supplement will specify the manner in which the Starting Price and the Ending Price are determined.  The underlying return, unless otherwise specified in the relevant terms supplement, is calculated as follows:
Underlying Return =	Ending Price – Starting Price
Starting Price
Unless otherwise specified in the relevant terms supplement, the “Starting Price” means the closing price of one share of the underlying equity on the Trade Date or such other date as specified in the relevant terms supplement. The Starting Price will be subject to adjustment as described under “—Anti-dilution Adjustments.”
Unless otherwise specified in the relevant terms supplement, “Ending Price” means the closing price of one share of the underlying equity on the final Observation Date.
The “Trigger Price” is a specified price of the underlying equity that is below the Starting Price as set forth in the applicable terms supplement.  Unless otherwise specified in the relevant terms supplement, the Trigger Price will equal the coupon barrier.
The Observation Date(s) will be specified in the relevant terms supplement, and each such date is subject to adjustment as described below. If an Observation Date is not a trading day or if there is a market disruption event on such day, the applicable Observation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Observation Date be postponed more than ten business days following the date originally scheduled to be that Observation Date. If the tenth business day following the date originally scheduled to be the applicable Observation Date is not a trading day, or if there is a market disruption event on that date, the calculation agent will determine the closing price for that Observation Date on such date in accordance with the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day.
The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If not previously called, the Securities will mature on the maturity date. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date. If, due to a market disruption event or otherwise, the final Observation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Observation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “—Market Disruption Events” below.
Unless otherwise specified in the relevant terms supplement, if the Securities are called on any Observation Date (other than the final Observation Date), the Call Settlement Date will be three business days following such Observation Date, unless that day is not a business day, in which case the Call Settlement Date will be the next following business day. If the Securities are called on the final Observation Date, the Call Settlement Date will be the maturity date. As described above, the calculation agent may postpone any Observation Date, and therefore a Call Settlement Date (by the same number of business days), if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under “—Market Disruption Events” below.
We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the Securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the Securities entitled thereto.
A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.
Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding Securities by tender, in the open market or by private agreement.
Calculation Agent
RBC Capital Markets, LLC will act as the calculation agent.  The calculation agent will determine, among other things, the closing price of one share of the underlying equity on each Observation Date; the anti-dilution adjustments, if any; whether the contingent coupon is payable; whether the Securities are called; the Ending Price, the underlying return, and the amount, if any, that we will pay you at maturity.  In addition, the calculation agent will determine whether there has been a market disruption event as to the underlying equity.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.
The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid on any Call Settlement Date and at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the applicable Call Settlement Date or maturity date.
All calculations with respect to the closing price of one share of the underlying equity, the Ending Price, or the underlying return will be rounded to the nearest one ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., .87645 would be rounded to .8765); all dollar amounts related to determination of the payment per $10.00 in principal amount of the Securities on any Observation Date or at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Events
Certain events may prevent the calculation agent from calculating the closing price of one share of the underlying equity on any Observation Date, and consequently, determining whether the contingent coupon will be paid, or whether the Securities are subject to an automatic call, or determining the underlying return, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”
Any of the following will be a market disruption event:
•	a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the calculation agent;
•	any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the security in its primary market;
•	the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;
•	any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or
•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product prospectus supplement.
Anti-dilution Adjustments
The Starting Price, the coupon barrier and the Trigger Price will be specified in the relevant terms supplement.  The calculation agent will adjust the Starting Price, the coupon barrier and the Trigger Price if any of the dilution events described below occur with respect to the underlying equity after the applicable Trade Date.
The calculation agent will adjust the Starting Price, the coupon barrier and the Trigger Price as described below, but only if an event below under this section occurs with respect to the underlying equity and only if the relevant event occurs during the period described under the applicable subsection.  The Starting Price, the coupon barrier and the Trigger Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the underlying equity.
If more than one anti-dilution event requiring adjustment occurs with respect to the Starting Price, the coupon barrier and the Trigger Price, the calculation agent will adjust them for each event, sequentially, in the order in which the events occur, and on a cumulative basis.  Therefore, having adjusted the Starting Price, the coupon barrier and the Trigger Price for the first event, the calculation agent will adjust the Starting Price, the coupon barrier and the Trigger Price for the second event, applying the required adjustment to the Starting Price, the coupon barrier and the Trigger Price as already adjusted for the first event, and so on for each event.  If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your Securities, that results solely from that event.  The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.
Stock Splits and Stock Dividends
A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own.  Each outstanding share will be worth less as a result of a stock split or stock dividend.
If the underlying equity is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Starting Price, the coupon barrier and the Trigger Price by dividing the prior Starting Price, the coupon barrier and the Trigger Price before the stock split or stock dividend—by the number equal to: (1) the number of shares of the underlying equity outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the underlying equity outstanding immediately before the stock split or stock dividend becomes effective.  The Starting Price, the coupon barrier and the Trigger Price will not be adjusted, however, unless:
•	in the case of a stock split, the first day on which the underlying equity trades without the right to receive the stock split occurs after the Trade Date and on or before the final Observation Date; or
•	in the case of a stock dividend, the ex-dividend date occurs after the Trade Date and on or before the final Observation Date.
The ex-dividend date for any dividend or other distribution with respect to the underlying equity is the first day on which the underlying equity trades without the right to receive that dividend or other distribution.
Reverse Stock Splits
A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  Each outstanding share will be worth more as a result of a reverse stock split.
If the underlying equity is subject to a reverse stock split, then the calculation agent will adjust the Starting Price, the coupon barrier and the Trigger Price by multiplying the prior Starting Price, the coupon barrier and the Trigger Price by a number equal to: (1) the number of shares of the underlying equity outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the underlying equity outstanding immediately after the reverse stock split becomes effective.  The Starting Price, the coupon barrier and the Trigger Price will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the final Observation Date.
Extraordinary Dividends
Any distribution or dividend on the underlying equity determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend.  The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend.  Each outstanding share will be worth less as a result of an extraordinary dividend.
If any extraordinary dividend occurs with respect to the underlying equity, the calculation agent will adjust the Starting Price, the coupon barrier and the Trigger Price to equal the product of:  (1) the prior Starting Price, the coupon barrier and the Trigger Price, times (2) a fraction, the numerator of which is the amount by which the closing price of one share of the underlying equity on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of one share of the underlying equity on the business day before the ex-dividend date.  The Starting Price, the coupon barrier and the Trigger Price will not be adjusted, however, unless the ex-dividend date occurs after the Trade Date and on or before the final Observation Date.
The extraordinary dividend amount with respect to an extraordinary dividend for the underlying equity equals:
•	for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the underlying equity minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying equity; or
•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.
To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.  A distribution on the underlying equity that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Starting Price, the coupon barrier and the Trigger Price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.
Transferable Rights and Warrants
If the issuer of the underlying equity issues transferable rights or warrants to all holders of the underlying equity to subscribe for or purchase the underlying equity at an exercise price per share that is less than the closing price of one share of the underlying equity on the business day before the ex-dividend date for the issuance, then the applicable Starting Price, the coupon barrier and the Trigger Price will be adjusted by multiplying the prior Starting Price, the coupon barrier and the Trigger Price by the following fraction:
•	the numerator will be the number of shares of the underlying equity outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying equity that the aggregate offering price of the total number of shares of the underlying equity so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.
•	the denominator will be the number of shares of the underlying equity outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying equity offered for subscription or purchase under those transferable rights or warrants.
The Starting Price, the coupon barrier and the Trigger Price will not be adjusted, however, unless the ex-dividend date described above occurs after the Trade Date and on or before the final Observation Date.
Reorganization Events
If the issuer of the underlying equity undergoes a reorganization event in which property other than the underlying equity—e.g., cash and securities of another issuer—is distributed in respect of the underlying equity, then, for purposes of calculating the price of the underlying equity, the calculation agent will determine the closing price of one share of the underlying equity, or the Ending Price, on any Observation Date to equal the value of the cash, securities and other property distributed in respect of one share of the underlying equity.
If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that underlying equity.

Each of the following is a reorganization event with respect to the underlying equity:
•	the underlying equity is reclassified or changed;
•	the issuer of the underlying equity has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;
•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;
•	the issuer of the underlying equity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
•	the issuer of the underlying equity effects a spin-off—that is, issues to all holders of the underlying equity securities of another issuer, other than as part of an event described in the four bullet points above;
•	the issuer of the underlying equity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the underlying equity.
Valuation of Distribution Property
If a reorganization event occurs with respect to the underlying equity, and the calculation agent does not substitute another stock for the underlying equity as described in “—Substitution” below, then the calculation agent will determine the applicable closing price of one share of the underlying equity on any Observation Date so as to equal the value of the property—whether it be cash, securities or other property—distributed in the reorganization event in respect of one share of the underlying equity, as the underlying equity existed before the date of the reorganization.  We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below.  The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the Trade Date and on or before the final Observation Date.
For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion.  For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date.  The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate.  If a holder of the underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.
If a reorganization event occurs and the calculation agent adjusts the closing price of one share of the underlying equity on any Observation Date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price.  The calculation agent will do so to the same extent that it would make determinations if the underlying equity were outstanding and were affected by the same kinds of events.
For example, if the issuer of the underlying equity merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on any Observation Date, the closing price of one share of the underlying equity, will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash.  The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “—Anti-dilution Adjustments” or as described above in this “—Reorganization Events” section as if the common shares were the underlying equity.  In that event, the cash component will not be redetermined but will continue to be a component of the closing price.
When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the underlying equity or in respect of whatever securities whose value determines the closing price of one share of the underlying equity on any Observation Date if any adjustment resulting from a reorganization event has been made in respect of a prior event.  In the case of a spin-off, the distribution property also includes the underlying equity in respect of which the distribution is made.
If a reorganization event occurs, the distribution property distributed in the event will be substituted for the underlying equity as described above.  Consequently, in this product prospectus supplement, when we refer to the underlying equity, we mean any distribution property that is distributed in a reorganization event in respect of the underlying equity.  Similarly, when we refer to the issuer of the underlying equity, we mean any successor entity in a reorganization event.
Substitution
If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the underlying equity upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the underlying equity.  In such case, the adjustments described above in “—Valuation of Distribution Property” will not apply.
If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the underlying equity.  For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.
The calculation agent will determine, in its sole discretion, the Starting Price, the coupon barrier and the Trigger Price and/or the manner of valuation of the substitute stock.  The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.
Adjustments Relating to ADSs
The underlying equity may consist of ADSs.  As a result, for purposes of any adjustments relating to ADSs, the calculation agent will consider the effect of any of the relevant events on the holders of the underlying equity.  For example, if a holder of the underlying equity receives an extraordinary dividend, the provisions described in this section would apply to the underlying equity. On the other hand, if a spin-off occurs, and the underlying equity represents both the spun-off security as well as the existing underlying equity, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section.  More particularly, the calculation agent may not make an adjustment (1) if holders of the underlying equity are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the underlying company or the depositary for the ADSs has adjusted the number of common shares of the underlying company represented by each share of underlying equity so that the market price of the underlying equity would not be affected by the corporate event in question.
If the underlying company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the underlying company represented by each share of underlying equity, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

Other Events and Adjustments
The calculation agent may make such adjustments to the terms of the Securities with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result. Regardless of any of the events discussed above, your payment upon an automatic call or at maturity will be made by Royal Bank of Canada as issuer of the Securities, subject to its ability to pay its obligations when due.
Delisting of ADSs or Termination of ADS Facility
If an ADS serving as the applicable underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the underlying common shares and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the underlying ADS stock will be deemed to be the applicable underlying equity. The Starting Price, the coupon barrier and the Trigger Price will be adjusted by dividing the prior applicable starting price, coupon barrier and trigger price by, the number of shares of the underlying ADS stock represented by a single ADS. On and after the Change Date, for all purposes, including the determination of the closing price, or the Ending Price, of the underlying ADS stock and whether the Ending Price of the underlying ADS stock is below the Trigger Price, the closing price of the underlying ADS stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described below, unless otherwise specified in the applicable terms supplement.
On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the underlying ADS stock relative to the U.S. dollar as published by Thompson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable Observation Date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.
Discretion of the Calculation Agent
The calculation agent will have the ability to modify the anti-dilution provisions set forth in this section if, in its sole discretion, such action is needed to ensure an equitable result, based upon the terms of the applicable Securities.
Payment of Additional Amounts
We will pay any amounts to be paid by us on the Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the Securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a Security or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or a Payment Recipient:
(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)	who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the Securities, the holding of the Securities or the receipt of payments thereunder;
(iii)	who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);
(iv)	who presents such Security for payment (where presentation is required, such as if a Security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any Security means:
(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or
(b)	if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the Securities in accordance with the senior indenture; or
(v)	who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)	who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For purposes of clause (iv) above, if a Security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.
For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the Securities.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the Securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Securities and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.
For additional information, see the section entitled “Supplemental Discussion of Canadian Tax Consequences” in this product prospectus supplement and the section entitled “Canadian Taxation” in the accompanying prospectus.
Events of Default
Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the Securities.
Payment upon an Event of Default
Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable per $10.00 in principal amount of the Securities upon any acceleration of the Securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $10.00 in principal amount of the Securities as described under the caption “—Payment at Maturity,” calculated as if the date of acceleration were the final Observation Date.
If the maturity of the Securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the Securities as promptly as possible and in no event later than two business days after the date of acceleration.
Modification
Under the heading “Description of Debt Securities—Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the senior indenture.
Defeasance
The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Defeasance” are not applicable to the Securities.
Listing
The Securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.
Book-Entry Only Issuance—The Depository Trust Company
DTC will act as securities depositary for the Securities.  The Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully-registered global note certificates, representing the total aggregate principal amount of the Securities, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus under the headings “Description of Debt Securities—Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC.”
Registrar, Transfer Agent and Paying Agent
Payment of amounts due at maturity or upon automatic call on the Securities will be payable and the transfer of the Securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the Securities.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.
Registration of transfers of the Securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.
Governing Law
The Securities will be governed by and interpreted in accordance with the laws of the State of New York.

HISTORICAL UNDERLYING EQUITY LEVEL INFORMATION
We will provide historical level information on the underlying equity in the relevant terms supplement.  You should not take any of those historical levels as an indication of the future performance.  We cannot give you any assurance that the level of the underlying equity will not decrease, thus causing you to receive an amount that is less than the principal amount of your Securities at maturity.

SUPPLEMENTAL DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES
For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.
The Canadian tax disclosure in the prospectus is based on the assumption that a Security is not at the time of acquisition and during any relevant period “taxable Canadian property” (as defined in the Income Tax Act (Canada) (the “ITA”)) of a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus).
If the underlying equity is listed on a “designated stock exchange” (as defined in the ITA) at the time a Non-resident Holder disposes of the Security, the Security may be taxable Canadian property if, at any time during the sixty-month period immediately preceding the disposition of the Security, (i) one or any combination of (a) the Non-resident Holder, (b) persons with whom the Non-resident Holder does not deal at arm’s length for purposes of the ITA, and (c) pursuant to proposed amendments to the ITA, partnerships in which the Non-resident Holder or a person referred to in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of shares in the capital of the issuer of the underlying equity; and (ii) more than 50% of the fair market value of the underlying equity was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any such property.  If the underlying equity is not listed on a designated stock exchange at the time a Non-resident Holder disposes of the Security, the Security may be taxable Canadian property if more than 50% of the fair market value of the underlying equity was derived directly or indirectly (otherwise than through a corporation, partnership, or trust the shares or interests in which were not themselves taxable Canadian property at the particular time) from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any such property.  In addition, the Security may be deemed to be taxable Canadian property of the Non-resident Holder in certain circumstances.
A Non-resident Holder should contact its tax advisors to determine whether a Security, or shares of an underlying equity acquired pursuant to the terms of a Security, may be taxable Canadian property to the Non-resident Holder, and the Canadian tax consequences and obligations resulting therefrom.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general description of the material U.S. tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.
Supplemental U.S. Tax Considerations
The following disclosure—including the opinion of Morrison & Foerster LLP—has been prepared without regard to any particular Security that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “Tax Consequences—United States Taxation” in the Prospectus or “Certain Income Tax Consequences—United States Taxation” in the prospectus supplement, with regard to an investment in any particular Security because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular Security or the tax consequences of investing in or holding any particular Security unless the terms supplement applicable to your Securities expressly indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any Security that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  For example, the discussion below assumes that an investor in the Securities will be subject to a significant risk that it will lose a significant amount of its investment in the Securities.  If an investor in the Securities is not subject to a significant risk that it will lose a significant amount of its investment in the Securities, the tax treatment of that Security may differ substantially from that described in the discussion below.  There may be other features or terms of your Securities that will cause this tax section to be inapplicable to your Securities.
Consequently, any tax disclosure relevant to any Security you may purchase will be set forth only in the terms supplement relating to your Security, and, unless the terms supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any Security.  Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular Security you propose to purchase.
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement. It applies only to initial holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
We will not attempt to ascertain whether the issuer of an underlying equity (and, in the case of an ETF, any issuer of the shares that it holds) would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code.  If the issuer of the underlying equity (and, in the case of an ETF, any issuer of the shares that it holds) were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder.  You should refer to any available information filed with the SEC and other authorities by the issuer of the underlying equity (and, in the case of an ETF, any issuer of the shares that it holds) and consult your tax advisor regarding the possible consequences to you in this regard, if any.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a Security with terms described in this product prospectus supplement as a callable pre-paid cash-settled contingent income-bearing derivative contract linked to the underlying equity for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization.  In addition, we intend to treat the contingent coupons as U.S. source income for U.S. federal income tax purposes.  The following discussion assumes that the treatment described in this paragraph is proper and will be respected.
Although the U.S. federal income tax treatment of the contingent coupons is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupons (including any coupon paid on or with respect to the call or maturity date) constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the Securities are treated as described above, subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, a U.S. holder should generally recognize capital gain or loss upon the call, sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time (other than amounts properly attributable to any contingent coupon, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the Securities.  In general, a U.S. holder’s tax basis in the Securities will be equal to the price the holder paid for the Securities.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The ordinary income treatment of the contingent coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale or maturity of the Securities, could result in adverse tax consequences to a holder because the deductibility of capital losses is subject to limitations.  The holding period for Securities of a U.S. holder who acquires the Securities upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the Securities.  If the Securities are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date.  It is possible that the Internal Revenue Service could assert that a U.S. holder’s holding period in respect of the Securities should end on the date on which the amount the holder is entitled to receive upon the call or maturity of the Securities is determined, even though the holder will not receive any amounts from the issuer in respect of the Securities prior to the call or maturity of the Securities.  In such case, if that date is not in excess of one year from the issue date, a U.S. holder may be treated as having a holding period in respect of the Securities that is one year or less even if the holder receives cash upon the call or maturity of the Securities at a time that is more than one year after the beginning of its holding period.
Potential Application of Section 1260 of the Internal Revenue Code.  If the underlying equity is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, unless otherwise specified in the applicable terms supplement, there exists a substantial risk that an investment in a Security is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the call, sale, or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, or maturity).
If an investment in a Security is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. holder in respect of the Security will be recharacterized as ordinary income.  It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the Security will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of the Security and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. holder would have had if such U.S. holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the Security attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of call, sale, or maturity of the Security at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. However, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero.  U.S. holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the Security.
Alternative Treatments.  Alternative tax treatments of the Securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it is be possible to treat the Securities, and the Internal Revenue Service might assert that the Securities should be treated, as a single debt instrument. If the Securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the Securities are so treated, a holder would generally be required to accrue interest currently over the term of the Securities irrespective of the amount of contingent coupons, if any, made on the Securities.  In addition, any gain a holder might recognize upon the call, sale or maturity of the Securities would generally be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the Securities, and thereafter, would be capital loss.  If the Securities are treated as a single debt instrument that has a term of no more than one year, the Securities would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.
Because of the absence of authority regarding the appropriate tax characterization of the Securities, it is also possible that the Internal Revenue Service could seek to characterize the Securities in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the call, sale or maturity of the Securities should be treated as ordinary gain or loss.
The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities.  According to the notice, the Internal Revenue Service and the U.S. Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis irrespective of any contingent coupons.  It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code, which generally operate to recharacterize certain long-term capital gains as ordinary income and impose an interest charge, might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Unless stated otherwise in the applicable terms supplement, we intend to treat the Securities for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the U.S. Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.
Backup Withholding and Information Reporting.  Payments made with respect to the Securities and proceeds from the sale or maturity of the Securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the Internal Revenue Service or allowed as a credit against the holder's U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the Internal Revenue Service.
Reports will be made to the Internal Revenue Service and to holders that are not exempted from the reporting requirements.
Non-U.S. Holders.  The following discussion applies to non-U.S. holders of the Securities. A non-U.S. holder is a beneficial owner of a Security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
While the U.S. federal income tax treatment of the Securities (including proper characterization of the contingent coupons for U.S. federal income tax purposes) is uncertain, U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) will be withheld in respect of the contingent coupons paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on a Form W-8BEN or W-8BENE-E, or a substitute or successor form).  In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders.  A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.  The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent coupons under U.S. federal income tax laws and whether such treaty rate or exemption applies to such contingent coupon payments.  No assurance can be provided on the proper characterization of the contingent coupons for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty.  Non-U.S. holders should consult their tax advisors in this regard.
Except as discussed below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on any gain (not including for the avoidance of doubt any amounts properly attributable to any contingent coupon which would be subject to the rules discussed in the previous paragraph) upon the call, sale or maturity of the Securities, provided that (i) the holder complies with any applicable certification requirements (which certification may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the call, sale or maturity of the Securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder.  Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend.  However, this withholding on “dividend equivalent” payments, if any, will not apply to Securities issued before January 1, 2017. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the Securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Securities to become subject to withholding tax in addition to the withholding tax described above, we will withhold tax at the applicable statutory rate.  The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the Securities should be subject to withholding tax. We will not be required to pay any additional amounts in respect of such withholding. Prospective investors should consult their own tax advisors in this regard.
Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, or otherwise complies with the legislation.  In addition, the Securities may constitute a “financial account” for these purposes and, thus, be subject to information reporting requirements pursuant to FATCA.  FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

The U.S. Treasury Department and the IRS have announced that withholding on payments of gross proceeds from a sale or redemption of the Securities will only apply to payments made after December 31, 2018. If we determine withholding is appropriate with respect to the Securities, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.  Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION
Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Royal Bank of Canada, RBCCM and UBS Financial Services, Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Distribution Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively the “Agents”), each Agent participating in an offering of Securities, acting as principal for its own account, or as placement agent for certain fee based advisory accounts, will agree to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  UBS may allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  In some cases, such other dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from the Agent or Agents (as the case may be). After the initial offering of the Securities, the Agents may vary the offering price and other selling terms from time to time.
RBCCM may act as principal or agent in connection with offers and sales of the Securities in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, RBCCM or a dealer may change the public offering price, concession and discount after the offering has been completed.
No action has been or will be taken by us, RBCCM, UBS or any dealer that would permit a public offering of the Securities or possession or distribution of this product prospectus supplement, or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the Securities, or distribution of this product prospectus supplement, or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, UBS or any dealer.
Each Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this product prospectus supplement, and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.  We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.
Unless otherwise specified in the relevant terms supplement, the Settlement Date for the Securities will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

EMPLOYEE RETIREMENT INCOME SECURITY ACT
This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the Securities.
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the covered bonds. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.
In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.  Governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing the Securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”
Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the Securities are acquired by or with the assets of a Plan, and with respect to which Royal Bank or any of its affiliates is a “party in interest” or a “disqualified person,” unless those Securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b) (17) provides an additional exemption for the purchase and sale of Securities and related lending transactions where neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the Securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the  Securities will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the Securities, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with Securities, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the Securities and the transactions contemplated with respect to the Securities.
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the Securities, you should consult your legal counsel.